Exhibit 23
KBL, LLP
110 WALL STREET, 11th FLOOR
NEW YORK, NY 10005

Consent of Independent Registered Certified Public Accountants

February 3, 2010

Board of Directors
Plycrete, Inc.

We consent to the inclusion in the Registration Statement on Form S-1 of Plycrete, Inc. our audit report for Plycrete, Inc. (the “Company”) for the year ended July 31, 2009 and the period August 21, 2007 (Inception) through July 31, 2008 dated January 7, 2010.

Respectfully submitted,

KBL, LLP

KBL, LLP
New York, NY